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                                                               EXHIBIT 23.3

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-82949) of KeraVision, Inc. for the registration of 4,600,000 shares of its common stock, of our report dated March 3, 1999, with respect to the financial statements of Transcend Therapeutics, Inc. included in the Current Report on Form 8-K/A date May 28, 1999 of KeraVision, Inc. filed with the Securities and Exchange Commission.

                                          /s/  Ernst & Young LLP

Boston, Massachusetts

August 9, 1999